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                                                                    EXHIBIT 23.3


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the Prospectus constituting part of this Amendment to the Registration Statement on Form F-1 of our report dated April 25, 2000 relating to the financial statements and the Financial Statement
Schedule II of Trend Micro Incorporated, which appear in such Amendment to the Registration Statement. We also consent to the references to us under the headings "Summary Consolidated Financial Information", "Selected Consolidated Financial Information" and "Experts" in such Amendment to the Registration Statement.



/s/  PricewaterhouseCoopers

PricewaterhouseCoopers
Tokyo, Japan
May 24, 2000